                                                                       Exhibit n

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 7, 2004 in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Tax-Advantaged Total Return Strategy Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (File No. 333-110818) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21471).


                             /s/ ERNST & YOUNG LLP






Chicago, Illinois
January 26, 2004